EXHIBIT 23.2







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            Consent of Independent Registered Public Accounting Firm


T2CN Holing Limited
5th Floor, No. 88, Qingjiang road
Shanghai, 200233


We hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated April 8, 2005, relating to the consolidated financial statements of T2CN Holding Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Shanghai Zhonghua

BDO Shanghai Zhonghua
Certified Public Accountants
Shanghai, PRC


August 26th, 2005